Exhibit 23(c)



                     CONSENT OF INDEPENDENT ACCOUNTANTS
                     ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 4, 1999 relating to the financial statements of UniSource Energy Corporation and Tucson Electric Power Company and of our report dated March 30, 1999 relating to the financial statements of New Energy Ventures, Inc. which appear in UniSource Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Los Angeles, California
July 15, 1999